UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2008 (January 16, 2008)

Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

860-669-8630
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 29, 2007, Connecticut Water Service, Inc. (“CWS”) announced that its principal operating subsidiary, The Connecticut Water Company (“CWC”) and its unregulated subsidiary, New England Water Utility Services, Inc. (“NEWUS”) entered into definitive purchase agreements to acquire the regulated water utility assets of Eastern Connecticut Regional Water Company, Inc. (“Eastern”) and the unregulated assets of Birmingham H20 Services Inc. (“H20”).  Eastern, H20 and Birmingham Utilities, Inc. (“Birmingham”) are wholly-owned subsidiaries of BIW Ltd. (AMEX: BIW), a water utility holding company (“BIW”) based in Ansonia, Connecticut.

On January 16, 2008, CWC and NEWUS completed the acquisition of the regulated water utility assets of Eastern and the unregulated assets of H20 for aggregate cash consideration of $3.5 million.  These asset purchase transactions were an integral part of the acquisition by the South Central Connecticut Regional Water Authority (“RWA”) of BIW Limited, the parent company of Birmingham and H20, for $23.75 per share (or approximately $40 million) which was also completed on January 16, 2008.

On January 16, 2008, CWS and RWA issued a joint press release describing the closing of the merger transaction between RWA and BIW and the closing of the two asset purchase transactions described above.  A copy of the parties’ jointly-issued press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

In addition, on January 16, 2008, CWS issued its own press release discussing the Eastern and H20 asset purchase transactions.   A copy of CWS’ January 16th press release is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

The following are filed herewith as exhibits

(c)

Exhibits

99.1	Joint press release of CWS and RWA, dated January 16, 2008.
99.2	CWS press release discussing the Eastern and H20 asset purchase transactions, dated January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: January 17, 2008	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1	Joint press release of CWS and RWA, dated January 16, 2008.
99.2	CWS press release discussing the Eastern and H20 asset purchase transactions, dated January 16, 2008.

4